CSFB 2004 [AR-8] - GROUP 8C - Class [8-A-5] Short Reset Product

Balance	[Contact Desk]	Delay	0	Formula	MIN(1 * LIBOR_6M		WAC	4.6387	WAM	358
Coupon*	2.43	Dated	8/30/2004	NET	4.2911		WALA	2
Settle	8/31/2004	First Payment	9/25/2004

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	25 CPR - Call (Y)	28 CPR - Call (Y)	30 CPR - Call (Y)	32 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-00	72.1	79.1	86.7	91.6	95.0	98.8	104.6	115.3	128.2	141.6
99-04	69.3	75.4	82.1	86.4	89.4	92.6	97.7	107.0	118.3	130.1
99-08	66.5	71.8	77.5	81.1	83.7	86.5	90.8	98.8	108.5	118.6
99-12	63.8	68.1	72.9	75.9	78.1	80.4	84.0	90.6	98.7	107.1
99-16	61.0	64.5	68.3	70.7	72.4	74.3	77.2	82.5	88.9	95.6
99-20	58.2	60.9	63.7	65.5	66.8	68.2	70.3	74.3	79.1	84.2
99-24	55.5	57.2	59.1	60.3	61.2	62.1	63.5	66.2	69.4	72.8
99-28	52.7	53.6	54.6	55.2	55.6	56.0	56.8	58.1	59.7	61.4
100-00	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
100-04	47.3	46.4	45.5	44.9	44.4	44.0	43.2	41.9	40.3	38.7
100-08	44.5	42.8	40.9	39.7	38.9	37.9	36.5	33.9	30.7	27.3
100-12	41.8	39.2	36.4	34.6	33.3	31.9	29.8	25.8	21.0	16.1
100-16	39.1	35.6	31.9	29.5	27.8	25.9	23.1	17.8	11.4	4.8
100-20	36.4	32.1	27.4	24.4	22.3	20.0	16.4	9.8	1.8	-6.5
100-24	33.7	28.5	22.9	19.3	16.7	14.0	9.7	1.8	-7.7	-17.7
100-28	31.0	25.0	18.4	14.2	11.2	8.0	3.0	-6.2	-17.3	-28.9
101-00	28.3	21.4	13.9	9.1	5.8	2.1	-3.6	-14.1	-26.8	-40.1

Spread @ Center Price	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
WAL	4.98	3.69	2.88	2.53	2.32	2.14	1.90	1.58	1.31	1.11
Principal Window	Sep04 - Apr17	Sep04 - Apr14	Sep04 - Apr12	Sep04 - Jun11	Sep04 - Dec10	Sep04 - Jun10	Sep04 - Nov09	Sep04 - Feb09	Sep04 - Jun08	Sep04 - Dec07
Principal # Months	152	116	92	82	76	70	63	54	46	40

LIBOR_1MO	1.4500	1.4500	1.4500	1.4500	1.4500	1.4500	1.4500	1.4500	1.4500	1.4500
LIBOR_6MO	1.9300	1.9300	1.9300	1.9300	1.9300	1.9300	1.9300	1.9300	1.9300	1.9300
LIBOR_1YR	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900	2.3900
CMT_1YR	2.0190	2.0190	2.0190	2.0190	2.0190	2.0190	2.0190	2.0190	2.0190	2.0190

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

7/27/2004 PRELIMINARY - SUBJECT TO CHANGE